Exhibit 10.2

AMENDMENT TO THE

2002 STOCK OPTION PLAN OF

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(As amended in June 2002, April 2003, June 2004 and June 2005 and as adjusted for a 3-for-2 stock split in April 2005)

WHEREAS, Take-Two Interactive Software, Inc. (the “Company”) maintains the 2002 Stock Option Plan of Take-Two Interactive Software, Inc. (As amended in June 2002, April 2003, June 2004 and June 2005 and as adjusted for a 3-for-2 stock split in April 2005) (the “2002 Plan”);

WHEREAS, pursuant to Section 14 of the 2002 Plan, the Board of Directors of the Company (the “Board”) may amend the 2002 Plan; and

WHEREAS, subject to the approval by the Company’s stockholders (the “Approval”) of the Take-Two Interactive Software, Inc 2009 Stock Incentive Plan (the “2009 Plan”), the Board desires to amend the 2002 Plan to (i) transfer to the 2009 Plan the Company’s common stock remaining available for grant under the 2002 Plan as of the close of business on the date of the Approval (the “Approval Date”) and (ii) to provide that no further grants will be made under the 2002 Plan after the Approval.

NOW, THEREFORE, pursuant to Section 14 of the 2002 Plan, subject to, and effective as of, the Approval, the 2002 Plan is hereby amended as follows:

1.  The following sentences are hereby added to the end of Section 2 of the 2002 Plan to read as follows:

“Notwithstanding the foregoing, all shares of Common Stock available for grant under the 2002 Plan as of the close of business on the date (the “Approval Date”) that the Company’s stockholders approve (the “Approval”) the Take-Two Interactive Software, Inc 2009 Stock Incentive Plan (the “2009 Plan”) shall be transferred to the 2009 Plan effective as of the close of business on Approval Date.  Following the close of business on the Approval Date, no shares of Common Stock will be available for the grant of options under the 2002 Plan and shares of Common Stock represented by any options under the 2002 Plan that expire, terminate or are surrendered for cancellation for any reason without having been exercised after the close of business on the Approval Date shall not be available for subsequent option grants under the 2002 Plan.”

2.  The following sentence is hereby added to the end of Section 4 of the 2002 Plan to read as follows:

“Notwithstanding anything herein to the contrary, no options shall be granted under the 2002 Plan following the Approval.”

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its officer or representative duly authorized by the Board for such purpose on this 23rd day of April, 2009.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel P. Emerson
Name:	Daniel P. Emerson
Title:	Vice President, Associate General Counsel and Secretary